UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
September 2, 2020 (Item 7.01); September 15, 2020 (Item 5.02)

GTT Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35965	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Tysons One Place
Suite 1450
McLean	Virginia	22102
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code: (571) 461-0009

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	GTT	The New York Stock Exchange
Series A Junior Participating Cumulative Preferred Stock Purchase Rights
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2020, Daniel M. Fraser and GTT Communications, Inc. (the “Company”) mutually agreed to terminate Mr. Fraser’s employment as Senior Vice President and Corporate Controller of the Company, effective September 22, 2020. Mr. Fraser was also the Company’s principal accounting officer.

In connection with Mr. Fraser’s departure, the Company entered into a Separation of Employment and Release Agreement (the “Separation Agreement”) with Mr. Fraser confirming the final terms of his departure from the Company. Pursuant to the terms of the Separation Agreement: (i) the Company agreed to a cash severance payment to Mr. Fraser equal to four months of his current base salary to be paid in twice monthly installments; and (ii) the Company agreed to reimburse the payment of Mr. Fraser’s COBRA premiums either (a) for a maximum of twelve months or (b) until he is eligible to participate in the health insurance plan of another employer, whichever is sooner. The Separation Agreement confirms that certain provisions contained in Mr. Fraser’s employment agreement, including certain restrictions relating to the non-solicitation of customers, disclosure of proprietary information, and ownership of Company work product and information, shall remain in full force and effect after the termination of Mr. Fraser’s employment. The Separation Agreement also contains customary terms applicable to the departure of an executive of the Company. These include confidentiality, non-disparagement and return of Company documents provisions, as well as a general release of claims against the Company.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Form 8-K”) and is incorporated herein by reference.

Effective immediately, Steven Berns, the Company’s Chief Financial Officer, has assumed Mr. Fraser’s duties and will serve as the Company’s principal accounting officer on an interim basis until a new individual has been named to this role. Mr. Berns will take on these responsibilities and serve in this additional role while continuing to serve as the Company’s Chief Financial Officer. Additional information regarding Mr. Berns is contained in the Company’s Current Report on Form 8-K filed on April 6, 2020 and is incorporated herein by reference. No material plan, contract or arrangement has been entered into or amended, and no grant or award or modification thereto has occurred, in connection with Mr. Berns assuming Mr. Fraser’s duties.

Item 7.01. Regulation FD Disclosure.

Infrastructure Division Update

In November 2019, the Company announced it had selected Credit Suisse and Goldman Sachs to serve as financial advisors to the Company in connection with the potential sale of certain assets the Company refers to as its infrastructure division, which assets include the Company’s highly differentiated terrestrial pan-European fiber network, subsea transatlantic fiber and data center infrastructure that were part of the Interoute and Hibernia acquisitions (the “Infrastructure Division”).

The Company is currently in advanced negotiations with a consortium of infrastructure investors comprised of 3i Infrastructure plc, AustralianSuper and Macquarie Capital (the “Consortium”), who submitted a non-binding offer relating to the potential sale of the Infrastructure Division that would value the Infrastructure Division at an enterprise value of approximately $2.15 billion. There is currently no binding agreement between the Company and the Consortium for the sale of the Infrastructure Division, and reaching a binding agreement would be subject to the Consortium’s on-going due diligence and the negotiation of the terms and conditions of a definitive agreement and certain ancillary agreements. There can be no assurance that the Company will enter into a definitive agreement with respect to the sale of the Infrastructure Division, that the conditions to closing set forth in any such agreement would ultimately be satisfied and the proposed sale consummated, that any such transaction will not include financial or other terms and conditions that are less favorable to the Company than expected by the Company or that the proceeds from any such transaction will be at the level expected by the Company.

Accounting Review Update

As previously reported by the Company in its Notification of Late Filing on Form 12b-25 filed with the Securities and Exchange Commission (“SEC”) on August 10, 2020 (the “Form 12b-25”), in the course of closing the Company’s books for the quarter ended June 30, 2020, the Company identified certain issues related to the recording and reporting of Cost of Telecommunications Services and related internal controls. The Company’s management and the Audit Committee (the “Audit Committee”) of the Company’s Board of Directors (the “Board”), with assistance from outside counsel and consultants, commenced a review (the “Review”) with respect to these issues and assessing the effect, if any, on the Company’s financial statements for the quarter ended June 30, 2020 and previously issued financial statements, as well as whether there are any material weaknesses in the Company’s internal controls.

The Review is examining the accounting for Cost of Telecommunications Services and has identified a number of issues in connection with the Company’s previously issued financial statements, including: (i) adjustments made without adequate support to Cost of Telecommunications Services, during the year ended December 31, 2019 and the three months ended March 31, 2020, that had the effect of removing expenses from the Company’s income statement at quarter-end and then recognizing certain of those expenses in subsequent quarters; and (ii) failures during the years ended December 31, 2017 and 2018 to recognize certain expenses on the Company’s income statement by recording such expenses to goodwill and thereby attributing such expenses to pre-acquisition accruals, without adequate support, for companies that had been acquired. In addition, the Audit Committee and the Company’s management are also examining certain intercompany transactions recorded during the years ended December 31, 2019, 2018, 2017 and 2016, and each of the quarters during the years ended December 31, 2019, 2018, 2017 and 2016. The Review has not identified any issues with the Company’s accounting for its previously reported Revenues or Cash and Cash Equivalents balances.

The Company is also reassessing its previous conclusions regarding the effectiveness of its internal control over financial reporting. At the conclusion of the Review, the Company expects the Review to identify material weaknesses in the Company’s internal control over financial reporting, and the Company intends to continue to evaluate and implement remedial measures to address any such material weaknesses.

At this time, the Company has not concluded its Review and there is no assurance that additional items will not be identified. The Company’s management and the Audit Committee, with assistance from outside counsel and consultants, are continuing to assess the effect of the matters described above on the Company’s financial statements for the years ended December 31, 2019, 2018 and 2017, each of the quarters during the years ended December 31, 2019, 2018 and 2017, and the quarter ended March 31, 2020. As of the date of filing this Form 8-K, the Company is unable to estimate the total potential impact of the issues described herein on its previously issued financial statements.

The Company’s management and Audit Committee have discussed the matters disclosed above regarding the Review with CohnReznick LLP, the Company’s independent registered public accounting firm (the “Independent Auditor”).

Notes and Credit Agreement Update

On September 2, 2020 (the “Notice Date”), the Company received a notice of default (the “Notice of Default”) from holders representing 25% or more of the aggregate principal amount of the Company’s outstanding 7.875% Senior Notes due 2024 (the “Notes”) issued under that certain Indenture, dated as of December 22, 2016 (as amended, supplemented or otherwise modified, the “Indenture”), by and between the Company, as successor by merger to GTT Escrow Corporation, and Wilmington Trust, National Association, as Trustee (the “Trustee”).

As disclosed in the Form 12b-25, the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020 (the “Late SEC Report”) has been delayed. Under Section 4.15 of the Indenture, the Company was required to file with the SEC quarterly financial information for the quarter ended June 30, 2020 within 15 days of the time periods specified in the SEC’s rules and regulations (including any grace periods). The Company did not file the Late SEC Report within 15 days of August 17, 2020, which was the last day of the extension period provided for the filing under Rule 12b-25(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company has therefore failed to comply with such reporting covenant (the “Default”).

Under the Indenture, the failure of the Company to comply with the reporting covenant, if it continues for a period of 60 days after the Notice Date (the “Cure Period”) (which 60 day Cure Period ends on November 1, 2020), would constitute an Event of Default, as that term is defined in the Indenture.

If an Event of Default relating to the Late SEC Report occurs, then the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare all unpaid principal of, premium, if any, and accrued interest on, all Notes to be due and payable immediately by providing a notice of acceleration (a “Notice of Acceleration”). As of the Notice Date, there was $575 million in aggregate principal amount of the Notes outstanding.

If the Company filed the Late SEC Report with the SEC prior to expiration of the Cure Period or after the expiration of the Cure Period but prior to the receipt of a Notice of Acceleration, the Company would cure the Default (and if applicable, the Event of Default) and the Trustee or holders of the Notes would not be able to provide a Notice of Acceleration with respect to the Default.

As previously disclosed, on August 10, 2020, the Company entered into Amendment No. 3 and Waiver (the “Amendment No. 3 and Waiver”) to that certain Credit Agreement, dated as of May 31, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”) by and among the Company and GTT Communications B.V., as borrowers, KeyBank National Association, as administrative agent and letter of credit issuer, and the lenders and other financial institutions party thereto from time to time. Among other things, the Amendment No. 3 and Waiver extended the deadline for the Company to deliver its consolidated financial statements under the Credit Agreement for the fiscal quarter ended June 30, 2020 to October 30, 2020. The failure to furnish such financial statements by the extended deadline would constitute an event of default under the Credit Agreement. In addition, the Amendment No. 3 and Waiver waived any actual or potential defaults and/or events of default under certain provisions of the Credit Agreement to the extent the current review by the Company requires, after the date of the Amendment No. 3 and Waiver but on or prior to October 30, 2020, an amendment, supplement, modification and/or withdrawal of (1) any audit opinion related to historical consolidated financial statements or (2) historical consolidated financial statements that (x) reflect only non-cash changes and impacts and relate solely to a “cost of revenue” review or (y) do not result in a decrease in Consolidated EBITDA (as defined in the Credit Agreement) on a cumulative basis starting with, and including, the first fiscal period subject to such amendment, supplement, modification, restatement and/or withdrawal through and including the fiscal quarter ending March 31, 2020 by more than 15% compared to Consolidated EBITDA reported by the Company for such cumulative period. Upon an event of default which is not cured or waived, the Credit Agreement permits, among other remedies, the administrative agent (in its own discretion or upon written request by lenders holding a majority of the outstanding loans and revolving commitments under the Credit Agreement) to declare all principal, interest and other obligations thereunder immediately due and payable.

Due to the matters set forth above, there is a substantial possibility that the Company will not be able to file the Late SEC Report by the October 30, 2020 deadline in the Amendment No. 3 and Waiver relating to the Credit Agreement or by November 1, 2020, the last day of the Cure Period relating to the Notes. Accordingly, the Company is likely to seek the consent of (a) lenders holding at least (1) a majority of the outstanding loans and revolving commitments under the Credit Agreement and (2) a majority of the revolving commitments under the Credit Agreement, to amend and/or waive certain provisions of the Credit Agreement and (b) holders of at least a majority of the outstanding aggregate principal amount of the Notes, to amend and/or waive certain provisions of the Indenture.

The foregoing summary of terms and provisions of the Indenture and the Credit Agreement is qualified in its entirety by reference to the full text of the Indenture and the Credit Agreement.

This Item 7.01 is being furnished and shall not be deemed “filed” for any purpose. This Item 7.01 shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to this Item 7.01 in such filing.

Disclosures About Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. The above statements regarding the potential sale of the Infrastructure Division, the expected impact of the Review on the Company’s previously issued financial statements, the identification and remediation of material weaknesses, the anticipated timing of filing the Late SEC Report or the possibility of debt instruments being declared immediately due and payable constitute forward-looking statements that are based on the Company’s current expectations. The actual impact of the issues identified in this Form 8-K will be finalized after the Company’s management and the Audit Committee complete the Review, the Independent Auditor completes its review process and the Company engages in negotiations with lenders and holders of the Notes regarding the possibility of amendments and/or waivers, if applicable.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause future events to differ materially from those in the forward-looking statements. These factors include, but are not limited to, the effects on the Company’s business and clients of general economic and financial market conditions, as well as the following: (i) the Company’s internal control over financial reporting may be inadequate or have weaknesses of which the Company is not currently aware or which have not been detected; (ii) the Company may fail to satisfy certain covenants relating to financial statement delivery obligations and representations regarding the Company’s financial statements contained in its financing agreements without obtaining an amendment and/or waiver thereof, which may result in events of default under the Indenture and Credit Agreement and the acceleration of the Notes and the Company’s obligations under the Credit Agreement, and which may result in the Company being unable to satisfy its obligations thereunder; (iii) the Company is subject to risks associated with the actions of network providers and a concentrated number of vendors and clients; (iv) the Company could be subject to cyber-attacks and other security breaches; (v) the Company’s network could suffer serious disruption if certain locations experience damage or as the Company adds features and updates its network; (vi) the Company is subject to risks associated with purchase commitments to vendors for longer terms or in excess of the volumes committed by the Company’s underlying clients, or sales commitments to clients that extend beyond the Company’s commitments from its underlying suppliers; (vii) the Company may be unable to establish and maintain peering relationships with other providers or agreements with carrier neutral data center operators; (viii) the Company’s business, results of operation and financial condition are subject to the impacts of the COVID-19 pandemic and related market and economic conditions; (ix) the Company may be affected by information systems that do not perform as expected or by consolidation, competition, regulation, or a downturn in the Company’s industry; (x) the Company may be liable for the material that content providers distribute over its network; (xi) the Company has generated net losses historically and may continue to do so; (xii) the Company may fail to successfully integrate any future acquisitions or to efficiently manage its growth; (xiii) the Company may be unable to retain or hire key employees; (xiv) the Company recently announced management changes and is currently conducting an executive search for a new permanent Chief Executive Officer; (xv) the Company is subject to risks relating to the international operations of its business; (xvi) the Company may be affected by future increased levels of taxation; (xvii) the Company has substantial indebtedness, which could prevent it from fulfilling its obligations under its debt agreements or subject the Company to interest rate risk; (xviii) the Company may not enter into a definitive agreement with respect to a sale of the Infrastructure Division, even if it enters into a definitive agreement, the conditions to closing set forth in any such agreement may not ultimately be satisfied and the proposed sale the conditions to closing set forth in any such agreement may not ultimately be satisfied and the proposed sale may not be consummated or even if a transaction is consummated, it may include financial or other terms and conditions that are less favorable to the Company than expected by the Company or result in a lower amount of proceeds to the Company than expected by the Company and (xix) the completion of the Review and the completion and filing of the Late SEC Report may take longer than expected as a result of the timing or findings of the Review or the Independent Auditor’s review process. The Company does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements. For a discussion of a variety of risk factors affecting the Company’s business and prospects, see “Risk Factors” in the Company’s annual and quarterly reports filed with the SEC including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2019 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which have been filed with the SEC and are available on the Company’s website (www.gtt.net) and on the SEC’s website (www.sec.gov).

Item 9.01	Financial Statements and Exhibits
(d)      Exhibits

The following exhibit is filed as part of this report:

Number	Description

10.1	Separation of Employment and Release Agreement, dated as of September 15, 2020, between GTT Communications, Inc. and Daniel M. Fraser.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 15, 2020

GTT Communications, Inc.

		By:	/s/ Steven Berns
Steven Berns
Chief Financial Officer
(Principal Financial Officer)